Exhibit 10.2

5 The North Colonnade Canary Wharf London E14 4BB United Kingdom Tel +44 (0)20 7623 2323

From:	The Agent under the Facility Agreement (as defined below)

To:	InterXion Holding N.V. (the “Company” for itself and as Obligors’Agent under Clause 2.4 (Obligors’ Agent) of the Facility Agreement (as defined below))

3 November 2010

Amendment Letter to Facility Agreement

Dear Sirs

Amendment letter to the €60,000,000 senior multicurrency revolving facility agreement dated 1 February 2010 (the “Facility Agreement”)

We refer to the Facility Agreement. Unless otherwise specified herein, terms defined and references construed in the Facility Agreement shall have the same meaning and construction when used in this Amendment Letter.

1.	Consent

Pursuant to a consent request dated 28 October 2010 you have requested the consent of the Majority Lenders:

(i)	to certain amendments to the Facility Agreement; and

(ii)	to waive the provisions of the second sentence of Clause 9.3 (Voluntary cancellation) of the Facility Agreement so as to permit the application of a EUR 10,000,000 voluntary cancellation of the Available Facility to the Commitments of Jefferies Finance LLC and Credit Suisse AG, London Branch only (rather than applying the cancellation in reduction of the Commitments of the Lenders rateably), such that the Total Commitments following such reduction shall be EUR 50,000,000 (the “Cancellation”), in each case in connection with a proposed issuance of additional bonds by the Company (the “Tap Issue”).

Pursuant to Clause 38.1(a) (Required consents) of the Facility Agreement we are pleased to inform you that, subject to satisfaction of the applicable conditions set out in paragraph 2 below, the consent of the Majority Lenders has been obtained to amend the Facility Agreement as set out in Schedules 1 and 2 to this Amendment Letter and to the Cancellation.

2.	Conditions

(a)	The amendments set out on Schedule 1 are conditional and shall only become effective on the date that the Agent confirms that it has received, in form and substance satisfactory to it, the conditions precedent set out in Schedule 3 to this Amendment Letter.

(b)	The amendments set out in Schedule 2 are conditional and shall only become effective on the date that each of the following conditions have been satisfied:

(i)	the Agent confirms that it has received, in form and substance satisfactory to it, the conditions precedent set out in Schedule 3 to this Amendment Letter;

(ii)	the Agent confirms that it has received, no later than the closing date for the Tap Issue, a written irrevocable cancellation notice in accordance with the first sentence of Clause 9.3 (Voluntary cancellation) of the Facility Agreement requesting cancellation of EUR 10,000,000 of the Available Facility; and

Barclays Capital - the investment banking division of Barclays Bank PLC. Registered in England 1026167.

Registered Office 1 Churchill Place, London E14 5HP Authorised and regulated by the Financial Services Authority and a member of the London Stock Exchange.

(iii)	the Agent confirms that it has received written confirmation from the Company, signed by at least one director, that the Tap Issue has closed and the proceeds of such issue have been funded to the Company.

(c)	The Cancellation is conditional and shall not become effective prior to the date that each of the following conditions have been satisfied:

(i)	the Agent confirms that it has received, no later than the closing date for the Tap Issue, a written irrevocable cancellation notice in accordance with the first sentence of Clause 9.3 (Voluntary cancellation) of the Facility Agreement requesting cancellation of EUR 10,000,000 of the Available Facility; and

(ii)	the Agent confirms that it has received written confirmation from the Company, signed by at least one director, that the Tap Issue has closed and the proceeds of such issue have been funded to the Company.

3.	Representations and Warranties

The Company makes the representations and warranties set out in Clause 20.1 (Status) to Clause 20.6 (Governing law and enforcement) inclusive and Clause 20.10 (No default) to each Finance Party on the date of this Amendment Letter and on each date that the amendments set out in this Amendment Letter and the Cancellation become effective in accordance with paragraph 2 above.

4.	Miscellaneous

This Amendment Letter shall constitute a Finance Document. The Facility Agreement shall remain in full force and effect in all respects save as expressly amended by this Amendment Letter.

Clauses 33 (Notices), 39 (Partial Invalidity), 39 (Counterparts) and 41 (Enforcement) of the Facility Agreement shall be deemed incorporated in this Amendment Letter (with such conforming amendments as the context requires) as if set out herein with each reference to the “Agreement” being deemed to be a reference to this Amendment Letter.

A person who is not a party to this Amendment Letter has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or enjoy the benefit of any term of this Amendment Letter.

This Amendment Letter may be executed in any number of counterparts, and this shall have the same effect as if the signatures on the counterparts were on a single copy of this Amendment Letter.

This Amendment Letter and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law.

We should be grateful if you would sign and return to us a copy of this letter by way of your acknowledgement and acceptance of the contents of this letter and the Schedules.

Yours faithfully

/s/
For and on behalf of Barclays Bank PLC
in its capacity as Agent (acting on the instructions of the Majority Lenders)

Acknowledged and Agreed

/s/
For and on behalf of InterXion Holding N.V.
(for itself and as Obligors’ Agent)

SCHEDULE 1

Amendment Provisions to the Facility Agreement

Subject to the terms and conditions set out in paragraph 2(a) of this Amendment Letter, the Facility Agreement shall be amended as set out below.

In respect of Clause 1.1 (Definitions) of the Facility Agreement:

(a)	the definition of “Bond Indenture” shall be deleted in its entirety and replaced with the following:

““Bond Indenture” means the Senior Secured Indenture as such term is defined in the Intercreditor Agreement.”;

(b)	the definition of “Bond Trustee” shall be deleted in its entirety and replaced with the following:

““Bond Trustee” means the Senior Secured Trustees as such term is defined in the Intercreditor Agreement.”;

(c)	the definition of “Bonds” shall be shall be deleted in its entirety and replaced with the following:

““Bonds” means the Senior Secured Notes as such term is defined in the Intercreditor Agreement.”; and

(d)	paragraph (b) of the definition of “Permitted Financial Indebtedness” shall be deleted in its entirety and replaced with the following:

“(b)	arising under the Bond Indenture;”.

SCHEDULE 2

Amendment Provisions to the Facility Agreement

Subject to the terms and conditions set out in paragraph 2(b) of this Amendment Letter, the Facility Agreement shall be amended as set out below.

1.	In respect of Clause 22.2(a) (Interest Cover) of the Facility Agreement, the interest ratio cover table shall be deleted in its entirety and replaced with the table set out below:

Column 1	Column 2
Relevant Period	Ratio

Relevant Period ending 30 June 2010	2.60:1

Relevant Period ending 30 September 2010	2.75:1

Relevant Period ending 31 December 2010	2.60:1

Relevant Period ending 31 March 2011	2.60:1

Relevant Period ending 30 June 2011	2.75:1

Relevant Period ending 30 September 2011	2.90:1

Relevant Period ending 31 December 2011	3.00:1

Relevant Period ending 31 March 2012	3.00:1

Relevant Period ending 30 June 2012	3.25:1

Relevant Period ending 30 September 2012	3.45:1

Relevant Period ending 31 December 2012	3.65:1

Thereafter	4.00:1

2.	In respect of Clause 22.2(b) (Leverage) of the Facility Agreement, the leverage ratio table shall be deleted in its entirety and replaced with the table set out below:

Column 1	Column 2
Relevant Period	Ratio

Relevant Period ending 30 June 2010	3.75:1

Relevant Period ending 30 September 2010	3.75:1

Relevant Period ending 31 December 2010	3.75:1

Relevant Period ending 31 March 2011	3.75:1

Relevant Period ending 30 June 2011	3.75:1

Relevant Period ending 30 September 2011	3.75:1

Relevant Period ending 31 December 2011	3.75:1

Relevant Period ending 31 March 2012	3.75:1

Relevant Period ending 30 June 2012	3.75:1

Relevant Period ending 30 September 2012	3.75:1

Relevant Period ending 31 December 2012	3.25:1

Thereafter	3.25:1

SCHEDULE 3

Conditions Precedent

1.	A certified copy of the constitutional documents of the Obligors’ Agent or a certificate of an authorised signatory of the Obligors’ Agent confirming that its constitutional documents most recently delivered to the Agent have not been amended and remain in full force and effect.

2.	A certified copy of a resolution of the managing board of the Obligors’ Agent approving the Amendment Letter and designating authorised officers of it to execute the Amendment Letter and any other documents required in connection with the transactions contemplated thereby.

3.	A certified copy of a resolution of the supervisory board of the Obligors’ Agent approving the Amendment Letter and designating authorised officers of it to execute the Amendment Letter and any other documents required in connection with the transactions contemplated thereby.

4.	A certified copy of the shareholders resolution of the Obligors’ Agent approving the Amendment Letter and designating authorised officers of it to execute the Amendment Letter and any other documents required in connection with the transactions contemplated thereby.

5.	A certificate of an authorised signatory of the Obligors’ Agent setting out the names and signatures of the persons authorised to sign on behalf of it, the Amendment Letter and all other documents to be executed in connection herewith.